Exhibit 99.2 An S&P 500 SUPPLEMENTAL OPERATING company S&P 500 & FINANCIAL DATA Dividend Aristocrats® Q2 2020 index member

Table Of Contents Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 Adjusted EBITDAre & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Top 10 Industries 17 Industry Diversification 18 Geographic Diversification 20 Property Type Composition 22 Same Store Rental Revenue 23 Leasing Data Occupancy 25 Leasing Activity 26 Lease Expirations 27 COVID-19 Summary of COVID-19 Impact 28 Rent Collections by Industry 29 Analyst Coverage 31 This Supplemental Operating & Financial Data should be read in connection with the company's second quarter 2020 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on August 3, 2020) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Q2 2020 Supplemental Operating & Financial Data 2

Corporate Overview

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index dedicated to providing stockholders with dependable monthly dividends that increase over time. For over 51 years, we have been acquiring and managing freestanding commercial real estate that generates rental revenue under long-term, net-lease agreements, and supports our monthly dividend.

Portfolio Overview

At June 30, 2020, we owned a diversified portfolio of 6,541 properties located in 49 U.S. states, Puerto Rico and the United Kingdom (U.K.), with approximately 106.4 million square feet of leasable space. Our properties are leased to approximately 600 different tenants doing business in 50 separate industries. Approximately 84% of our quarterly rental revenue was generated from retail properties, 11% from industrial properties, and the remaining 5% from other property types. Our physical occupancy as of June 30, 2020 was 98.5%, with a weighted average remaining lease term of approximately 9.0 years. Total portfolio annualized contractual rental revenue on our leases as of June 30, 2020 is approximately $1.582 billion.

Common Stock

Our Common Stock is traded on the New York Stock Exchange under the symbol "O".

		June 30, 2020
Closing price	$	59.50
Shares and units outstanding		345,486,540
Market value of common equity	$	20,556,449,000
Total market capitalization	$	28,469,322,000

Transfer Agent

Computershare

Phone: (877) 218-2434

Website: www.computershare.com

Senior Management

Sumit Roy, President & Chief Executive Officer
Michael R. Pfeiffer, EVP, Chief Administrative Officer, General Counsel and Secretary
Neil M. Abraham, EVP, Chief Strategy Officer
Mark E. Hagan, EVP, Chief Investment Officer
Benjamin N. Fox, EVP, Asset Management & Real Estate Operations

Credit Ratings

Moody's	A3	Stable Outlook
Standard & Poor's	A-	Stable Outlook
Fitch	BBB+	Stable Outlook

Dividend Information as of July 2020

- Current annualized dividend of 2.8020 per share
- Compound average annual dividend growth rate of approximately 4.5%
- 601 consecutive monthly dividends declared
- 91 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real

San Diego, California 92130

Phone: (858) 284-5000

London Office

42 Brook St.

London, United Kingdom W1K 5DB

Phone: 020 3931 6856

Website: www.realtyincome.com

Q2 2020 Supplemental Operating & Financial Data 3

Consolidated Statements Of Income (dollars in thousands, except per share amounts) (unaudited) (unaudited) Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019 REVENUE Rental (including reimbursable) (1) $ 410,201 $ 364,252 $ 822,358 $ 718,289 Other (2) 4,435 1,198 6,619 1,526 Total revenue 414,636 365,450 828,977 719,815 EXPENSES Depreciation and amortization 168,328 150,426 332,913 287,943 Interest 77,841 72,488 153,766 142,508 Property (including reimbursable) 26,452 21,342 52,058 42,978 General and administrative 19,063 18,585 40,027 33,693 Income taxes 2,838 1,155 5,601 2,600 Provisions for impairment 13,869 13,061 18,347 17,733 Total expenses 308,391 277,057 602,712 527,455 Gain on sales of real estate 1,323 6,891 39,829 14,154 Foreign currency and derivative gains (losses), net 502 136 (1,062) 136 Loss on extinguishment of debt — — (9,819) — Net income 108,070 95,420 255,213 206,650 Net income attributable to noncontrolling interests (246) (226) (562) (514) Net income available to common stockholders $ 107,824 $ 95,194 $ 254,651 $ 206,136 Net income available to common stockholders per common share: Basic and Diluted $ 0.31 $ 0.31 $ 0.75 $ 0.67 (1) Includes rental revenue (reimbursable) of $20,964 and $16,405 for the three months ended June 30, 2020 and June 30, 2019, respectively, and $41,330 and $33,751 for the six months ended June 30, 2020 and June 30, 2019, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from tenants for recoverable real estate taxes and operating expenses. In addition, we recorded reserves as a reduction of rental revenue of $8.5 million (of which $2.1 million was related to straight-line rent receivables) for the second quarter of 2020, $417,000 for the second quarter of 2019, $10.2 million (of which $2.8 million was related to straight-line rent receivables) for the six months ended June 30, 2020, and $2.4 million (of which $1.4 million was related to straight-line receivables) for the six months ended June 30, 2019. (2) The three and six months ended June 30, 2020 includes $1.4 million and $1.5 million, respectively, of interest income from short-term investments and money market funds. The three and six months ended June 30, 2019 includes $166,000 and $296,000, respectively, of interest income from money market funds. There were no short-term investments in the three or six months ended June 30, 2019. Q2 2020 Supplemental Operating & Financial Data 4

Funds From Operations (FFO) (dollars in thousands, except per share amounts) The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations. We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts’ (Nareit’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019 Net income available to common stockholders $ 107,824 $ 95,194 $ 254,651 $ 206,136 Depreciation and amortization 168,328 150,426 332,913 287,943 Depreciation of furniture, fixtures and equipment (152) (147) (278) (302) Provisions for impairment 13,869 13,061 18,347 17,733 Gain on sales of real estate (1,323) (6,891) (39,829) (14,154) FFO adjustments allocable to noncontrolling interests (208) (154) (363) (192) FFO available to common stockholders $ 288,338 $ 251,489 $ 565,441 $ 497,164 FFO allocable to dilutive noncontrolling interests 348 362 717 670 Diluted FFO $ 288,686 $ 251,851 $ 566,158 $ 497,834 FFO per common share, basic and diluted $ 0.84 $ 0.81 $ 1.66 $ 1.62 Distributions paid to common stockholders $ 240,470 $ 208,864 $ 474,294 $ 413,410 FFO available to common stockholders in excess of distributions paid to common stockholders $ 47,868 $ 42,625 $ 91,147 $ 83,754 Weighted average number of common shares used for FFO: Basic 343,515,406 311,032,972 340,061,487 307,293,949 Diluted 344,148,378 311,785,281 340,744,384 308,000,806 Q2 2020 Supplemental Operating & Financial Data 5

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Net income available to common stockholders [(1)]	$ 107,824	$ 95,194	$ 254,651	$ 206,136
Cumulative adjustments to calculate FFO [(2)]	180,514	156,295	310,790	291,028
FFO available to common stockholders	288,338	251,489	565,441	497,164
Executive severance charge	—	—	3,463	—
Loss on extinguishment of debt	—	—	9,819	—
Amortization of share-based compensation	4,882	4,527	8,624	7,291
Amortization of deferred financing costs	1,476	1,133	2,836	2,173
Amortization of net mortgage premiums	(356)	(354)	(710)	(708)
Loss on interest rate swaps	1,306	686	1,992	1,364
Straight-line payments from cross-currency swaps	623	799	1,346	799
Leasing costs and commissions	(973)	(707)	(1,111)	(1,030)
Recurring capital expenditures	(21)	(116)	(21)	(172)
Straight-line rent	(6,242)	(7,230)	(14,024)	(12,092)
Amortization of above and below-market leases, net	6,087	3,627	12,517	7,741
Other adjustments	121	81	2,291	139
AFFO available to common stockholders	$ 295,241	$ 253,935	$ 592,463	$ 502,669
AFFO allocable to dilutive noncontrolling interests	356	368	732	—
Diluted AFFO	$ 295,597	$ 254,303	$ 593,195	$ 502,669
AFFO per common share:				
Basic	$ 0.86	$ 0.82	$ 1.74	$ 1.64
Diluted	$ 0.86	$ 0.82	$ 1.74	$ 1.63
Distributions paid to common stockholders	$ 240,470	$ 208,864	$ 474,294	$ 413,410
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 54,771	$ 45,071	$ 118,169	$ 89,259
Weighted average number of common shares used for AFFO:				
Basic	343,515,406	311,032,972	340,061,487	307,293,949
Diluted	344,148,378	311,785,281	340,744,384	307,580,127

(1) The three and six months ended June 30, 2020 includes $14.1 million of rent deferred as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the FASB and $46.1 million of uncollected rent from the second quarter for which we have not granted a lease concession. As of June 30, 2020, collection of the $60.2 million of unpaid rent is probable. Deferrals accounted for as modifications totaling $161,000 for the three and six months ended June 30, 2020 have not been added back to AFFO. See page 28 for accounting treatment of COVID-19 rent deferrals.

(2) See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q2 2020 Supplemental Operating & Financial Data 6

Consolidated Balance Sheets (dollars in thousands , except per share amounts) (unaudited) June 30, 2020 December 31, 2019 ASSETS Real estate held for investment, at cost: Land $ 5,772,734 $ 5,684,034 Buildings and improvements 14,096,997 13,833,882 Total real estate held for investment, at cost 19,869,731 19,517,916 Less accumulated depreciation and amortization (3,367,420) (3,117,919) Real estate held for investment, net 16,502,311 16,399,997 Real estate and lease intangibles held for sale, net 40,551 96,775 Cash and cash equivalents 35,345 54,011 Short-term investment 300,000 — Accounts receivable 255,609 181,969 Lease intangible assets, net 1,508,177 1,493,383 Other assets, net 460,554 328,661 Total assets $ 19,102,547 $ 18,554,796 LIABILITIES AND EQUITY Distributions payable $ 81,384 $ 76,728 Accounts payable and accrued expenses 201,176 177,039 Lease intangible liabilities, net 322,744 333,103 Other liabilities 248,547 262,221 Line of credit payable 628,551 704,335 Term loans, net 249,258 499,044 Mortgages payable, net 394,816 410,119 Notes payable, net 6,602,152 6,288,049 Total liabilities 8,728,628 8,750,638 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 740,200,000 shares authorized, 345,023,421 and 333,619,106 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively 13,704,121 12,873,849 Distributions in excess of net income (3,306,588) (3,082,291) Accumulated other comprehensive loss (53,084) (17,102) Total stockholders’ equity 10,344,449 9,774,456 Noncontrolling interests 29,470 29,702 Total equity 10,373,919 9,804,158 Total liabilities and equity $ 19,102,547 $ 18,554,796 Q2 2020 Supplemental Operating & Financial Data 7

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of June 30, 2020	Principal Balance as of June 30, 2020	% of Debt	Interest Rate as of June 30, 2020	Weighted Average Years until Maturity
Credit Facility					
Credit Facility (1)	March 24, 2023	$ 628,551	7.9 %	0.92 % (7)	2.7 years
Unsecured Term Loan					
Term Loan - Realty Income 2024 (2)	March 24, 2024	$ 250,000	3.2 %	3.89 %	3.7 years
Deferred financing costs		(742)			
	Carrying value	249,258			
Senior Unsecured Notes and Bonds					
3.250% Notes due 2022	October 15, 2022	950,000	12.0 %	3.25 %	
4.650% Notes due 2023	August 1, 2023	750,000	9.5 %	4.65 %	
3.875% Notes due 2024	July 15, 2024	350,000	4.4 %	3.88 %	
3.875% Notes due 2025	April 15, 2025	500,000	6.3 %	3.88 %	
4.125% Notes due 2026	October 15, 2026	650,000	8.2 %	4.13 %	
3.000% Notes due 2027	January 15, 2027	600,000	7.6 %	3.00 %	
3.650% Notes due 2028	January 15, 2028	550,000	7.0 %	3.65 %	
3.250% Notes due 2029	June 15, 2029	500,000	6.3 %	3.25 %	
3.250% Notes due 2031 (3)	January 15, 2031	600,000	7.5 %	3.25 %	
2.730% Notes due 2034 (4)	May 20, 2034	390,632	4.9 %	2.73 %	
5.875% Bonds due 2035	March 15, 2035	250,000	3.2 %	5.88 %	
4.650% Notes due 2047	March 15, 2047	550,000	7.0 %	4.65 %	
	Principal amount	6,640,632	83.9 %	3.77 % (7)	8.3 years
Unamortized net premiums and deferred financing costs		(38,480)			
	Carrying value	6,602,152			
Mortgages Payable					
26 mortgages on 91 properties	October 2020 - June 2032	393,690 (5)	5.0 %	4.90 % (7)	2.7 years
Unamortized net premiums and deferred financing costs		1,126			
	Carrying value	394,816			
	Total Debt	**$ 7,912,873** (6)	**100.0 %**	**3.60 %** (7)	**7.4 years**
	Fixed Rate	**$ 7,284,322**	**92.1 %**		
	Variable Rate	**$ 628,551**	**7.9 %**		

(1) We have a $3.0 billion unsecured revolving credit facility bearing interest at LIBOR, plus 0.775% with an initial term that expires in March 2023. It includes, at our election, two six-month extension options, at a cost of 0.0625% of the facility commitment, or $1.875 million per option. The credit facility also has a $1.0 billion expansion option, which is subject to obtaining lender commitments. As of June 30, 2020, the outstanding balance was $628.6 million, including £329.5 million Sterling, leaving $2.4 billion available on the credit facility, excluding the $1.0 billion accordion feature.

(2) Borrowings under the term loan have been swapped to fixed and bears interest at an effective rate of 3.89%.

(3) In July 2020, we issued $350 million of additional aggregate amount of our existing 3.250% senior unsecured notes due in January 2031.

(4) Represents the principal balance (in U.S. dollars) of the Sterling-denominated private placement of £315.0 million, which approximates $390.6 million converted at the applicable exchange rate on June 30, 2020.

(5) The mortgages payable are at fixed interest rates as of June 30, 2020.

(6) Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

(7) The totals are calculated as the weighted average interest rate as of June 30, 2020 for each respective category. The credit facility includes £329.5 million Sterling-denominated borrowings with a weighted average interest rate of 0.90% at June 30, 2020.

Q2 2020 Supplemental Operating & Financial Data 8

Debt Maturities as of June 30, 2020 (dollars in millions) Debt Maturities Year of Credit Term Mortgages Senior Unsecured Weighted Average Maturity Facility Loan Payable Notes and Bonds(1) Total Interest Rate(2) 2020 $ — $ — $ 69.5 $ — $ 69.5 4.80% 2021 — — 68.8 — 68.8 5.61% 2022 — — 111.8 950.0 1,061.8 3.43% 2023 628.6 — 20.6 750.0 1,399.2 4.64% 2024 — 250.0 112.2 350.0 712.2 3.97% Thereafter — — 10.8 4,590.6 4,601.4 3.73% Totals $ 628.6 $ 250.0 $ 393.7 $ 6,640.6 $ 7,912.9 (1) In July 2020, we issued $350 million of additional aggregate amount of our existing 3.250% senior unsecured notes due in January 2031. (2) Weighted average interest rate for 2023 excludes the credit facility. Mortgages Payable Maturities by Quarter Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2020 $ — $ — $ 1.7 $ 67.8 $ 69.5 4.80% 2021 18.7 18.2 31.0 0.9 68.8 5.61% 2022 0.9 10.5 62.2 38.2 111.8 4.97% 2023 0.9 6.5 12.4 0.8 20.6 4.44% 2024 0.8 0.8 0.9 109.7 112.2 4.47% Thereafter — — — 10.8 10.8 5.64% Totals $ 21.3 $ 36.0 $ 108.2 $ 228.2 $ 393.7 Q2 2020 Supplemental Operating & Financial Data 9

Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Capitalization as of June 30, 2020 Capital Structure as of June 30, 2020 Principal Debt Balance Credit Facility $ 628,551 Unsecured Term Loan 250,000 Senior Unsecured Notes and Bonds (1) 6,640,632 Mortgages Payable 393,690 Total Debt $ 7,912,873 Equity Shares/Units Stock Price Market Value Common Stock (NYSE: "O") 345,023,421 $ 59.50 $ 20,528,893 Common Units 463,119 $ 59.50 $ 27,556 Total Equity $ 20,556,449 Total Market Capitalization (2) $ 28,469,322 Debt/Total Market Capitalization (2) 27.8% (1) In July 2020, we issued $350 million of additional aggregate amount of our existing 3.250% senior unsecured notes due in January 2031. (2) Our enterprise value was $28,133,977 (total market capitalization less cash on hand and short term investments). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data Year-over-Year YTD 2020 YTD 2019 Growth Rate Liquidity as of June 30, 2020 Common Dividend Paid per Share $ 1.392 $ 1.350 3.1 % Cash on Hand $ 35,345 AFFO per Share (diluted) $ 1.74 $ 1.63 6.7 % Short-term investment (3) 300,000 AFFO Payout Ratio 80.0% 82.8 % Availability under Credit Facility 2,371,449 $ 2,706,794 (3) Consists of a term deposit that matured on July 24, 2020. Q2 2020 Supplemental Operating & Financial Data 10

Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) Three Months Ended June 30, 2020 Debt Service & Fixed Charge Coverage Net income $ 108,070 Interest 77,841 Income taxes 2,838 Depreciation and amortization 168,328 Provisions for impairment 13,869 Gain on sales of real estate (1,323) Foreign currency and derivative gains, net (2) (502) Quarterly Adjusted EBITDAre $ 369,121 Net Debt $ 7,539,432 Annualized Adjusted EBITDAre $ 1,476,484 Net Debt/Adjusted EBITDAre (3) 5.1 (1) The National Association of Real Estate Investment Trust (Nareit) came to the conclusion that a Nareit-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gains and losses (which is consistent with our previous calculations of "Adjusted EBITDAre"). We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter, as earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) provisions for impairment, (v) gain on sales of real estate, and (vi) foreign currency and derivative gains and losses, net. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents the company’s current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to net income as a measure of our operating performance. (2) Includes foreign currency gains and losses as a result of intercompany debt and certain remeasurement transactions. (3) Our ratio of net debt-to-Adjusted EBITDAre, which is used by management as a measure of leverage, is calculated as net debt (which we define as total debt per the consolidated balance sheet, less cash and cash equivalents and short term investments maturing within 30 days), divided by annualized quarterly Adjusted EBITDAre. Q2 2020 Supplemental Operating & Financial Data 11

Debt Covenants As of June 30, 2020 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 38.1 % Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 1.9 % Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 5.4x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 267.3% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on July 1, 2019, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of July 1, 2019, nor does it purport to reflect our debt service coverage ratio for any future period. Q2 2020 Supplemental Operating & Financial Data 12

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Investment		Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield (1)	Weighted Average Lease Term (Years)
Q1 2020	Acquisitions - U.S.	54	$	318,300	$	20,645	1,423,690	6.5%	14.8
	Acquisitions - U.K.	4		165,573		8,400	389,680	5.1%	12.5
	Total Acquisitions	58	$	483,873	$	29,045	1,813,370	6.0%	14.2
	Properties under Development (2)	7		2,142		161	177,545	7.5%	10.6
	Total Real Estate Investments	65	$	486,015	$	29,206	1,990,915	6.0%	14.1
	Approximately 36% of the annualized revenue generated by these investments is from investment grade tenants (3)								
Q2 2020	Acquisitions - U.S.	26	$	94,284	$	6,025	427,656	6.4%	12.9
	Acquisitions - U.K.	2		58,178		3,569	98,630	6.1%	9.9
	Total Acquisitions	28	$	152,462	$	9,594	526,286	6.3%	11.8
	Properties under Development (2)	4		1,727		178	45,560	10.3%	10.4
	Total Real Estate Investments	32	$	154,189	$	9,772	571,846	6.3%	11.8
	Approximately 41% of the annualized revenue generated by these investments is from investment grade tenants (3)								
YTD 2020	Acquisitions - U.S.	80	$	412,584	$	26,670	1,851,346	6.5%	14.4
	Acquisitions - U.K.	6		223,751		11,969	488,310	5.3%	11.8
	Total Acquisitions	86	$	636,335	$	38,639	2,339,656	6.1%	13.6
	Properties under Development (2)	8		3,869		339	179,662	8.8%	10.5
	Total Real Estate Investments	94	$	640,204	$	38,978	2,519,318	6.1%	13.6
	Approximately 37% of the annualized revenue generated by these investments is from investment grade tenants (3)								

(1) Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).

(2) Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

(3) Refer to footnote 3 on page 16 for our definition of investment grade tenants.

Q2 2020 Supplemental Operating & Financial Data 13

Disposition Summary
(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds	Net Cash Capitalization Rate [1]
Q1 2020	Occupied	4	$	88,273	$	79,739	$	116,082	6.2%
	Vacant	13		14,730		7,373		10,151	—
	Total Real Estate Dispositions	17	$	103,003	$	87,112	$	126,233	

The unlevered internal rate of return on properties sold during the first quarter was 11.1%

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds	Net Cash Capitalization Rate [1]
Q2 2020	Occupied	—	$	—	$	—	$	—	—
	Vacant	12		14,726		6,073		7,410	—
	Total Real Estate Dispositions	12	$	14,726	$	6,073	$	7,410	

The unlevered internal rate of return on properties sold during the second quarter was 6.1%

		Number of Properties		Initial Investment		Net Book Value		Net Sales Proceeds	Net Cash Capitalization Rate [1]
YTD 2020	Occupied	4	$	88,273	$	79,739	$	116,082	6.2%
	Vacant	25		29,456		13,446		17,561	—
	Total Real Estate Dispositions	29	$	117,729	$	93,185	$	133,643	

The unlevered internal rate of return on properties sold during the first six months was 10.5%

(1) Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

Q2 2020 Supplemental Operating & Financial Data

14

Development Pipeline (dollars in thousands) As of June 30, 2020 Investment Estimated Remaining Retail Number of Properties to Date Investment Total Commitment Percent Leased (2) New development (1) 1 $ — $ 1,566 $ 1,566 100 % Development of existing properties 3 5,669 2,016 7,685 92% 4 $ 5,669 $ 3,582 $ 9,251 Investment Estimated Remaining Non-Retail Number of Properties to Date Investment Total Commitment Percent Leased (2) New development (1) — $ — $ — $ — — % Development of existing properties — — — — — % — $ — $ — $ — Investment Estimated Remaining Total Number of Properties to Date Investment Total Commitment Percent Leased (2) New development (1) 1 $ — $ 1,566 $ 1,566 100 % Development of existing properties 3 5,669 2,016 7,685 92% 4 $ 5,669 $ 3,582 $ 9,251 (1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place. (2) Estimated rental revenue commencement dates on properties under development are between July 2020 and April 2021. Q2 2020 Supplemental Operating & Financial Data 15

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized contractual rental revenue at June 30, 2020 include the following:

Tenant	Number of Leases	% of Revenue [1]	Investment Grade Ratings (S&P/Moody's/Fitch)
Walgreens	248	6.0%	BBB/Baa2/BBB-
7-Eleven	403	4.7%	AA-/Baa1/-
Dollar General	771	4.5%	BBB/Baa2/-
FedEx	41	3.9%	BBB/Baa2/-
Dollar Tree / Family Dollar	550	3.4%	BBB-/Baa3/-
LA Fitness	57	3.4%	—
Regal Cinemas (Cineworld)	42	2.9%	—
AMC Theaters	32	2.7%	—
Walmart / Sam's Club	54	2.5%	AA/Aa2/AA
Sainsbury's	16	2.5%	—
Lifetime Fitness	16	2.4%	—
Circle K (Couche-Tard)	280	1.9%	BBB/Baa2/-
BJ's Wholesale Clubs	15	1.8%	—
CVS Pharmacy	88	1.6%	BBB/Baa2/-
Treasury Wine Estates	17	1.6%	—
Super America (Marathon)	161	1.6%	BBB/Baa2/BBB
Kroger	22	1.5%	BBB/Baa1/-
GPM Investments / Fas Mart	207	1.4%	—
TBC Corp	159	1.2%	A-/Baa1/-
Home Depot	19	1.2%	A/A2/A
Total	3,198	52.8%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties 2.7x [2]
Median EBITDAR/Rent Ratio on Retail Properties 2.5x [2]

[1] Amounts for each tenant are calculated independently, therefore, the individual percentages may not sum to the total.

[2] Based on an analysis of the most recently provided information from all retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants [3]:

Number of Leases	3,477
Percentage of Annualized Rents	48%



37%
47%
5%
11%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

[3] We define investment grade tenants as tenants with a credit rating, and tenants that are subsidiaries or affiliates of companies with a credit rating, of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). Approximately 48% of our annualized rental revenue is generated from properties leased to investment grade tenants, their subsidiaries or affiliated companies. Refer to page 22 for investment grade composition by property type.

Q2 2020 Supplemental Operating & Financial Data 16

Top 10 Industries (1) Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended June 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2020 2019 2018 2017 2016 2015 Convenience stores 12.0% 11.9% 11.2% 9.6% 8.7% 9.2 % Drug stores 9.1 9.0 10.2 10.9 11.2 10.6 Dollar stores 8.1 7.3 7.5 7.9 8.6 8.9 Grocery stores 8.0 6.2 5.0 4.4 3.1 3.0 Health and fitness 7.1 7.5 7.4 7.5 8.1 7.7 Theaters 6.3 6.3 5.5 5.0 4.9 5.1 Restaurants - quick service 4.8 6.2 5.7 5.1 4.9 4.2 Transportation services 4.2 4.6 5.0 5.4 5.5 5.4 Restaurants - casual dining 3.0 3.2 3.2 3.8 3.9 3.8 Home improvement 2.9 3.0 3.0 2.6 2.5 2.4 (1) The presentation of Top 10 Industries combines rental revenue contribution from U.S. and U.K. properties. Q2 2020 Supplemental Operating & Financial Data 17

Industry Diversification Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended June 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2020 2019 2018 2017 2016 2015 U.S. Aerospace 0.7% 0.8% 0.8% 0.9% 1.0% 1.1 % Apparel stores 1.4 1.1 1.3 1.6 1.9 2.0 Automotive collision services 1.1 1.1 0.9 1.0 1.0 1.0 Automotive parts 1.7 1.6 1.7 1.3 1.3 1.4 Automotive service 2.2 2.3 2.2 2.2 1.9 1.9 Automotive tire services 2.1 2.2 2.4 2.6 2.7 2.9 Beverages 2.1 2.3 2.5 2.7 2.6 2.7 Child care 2.2 2.3 1.7 1.8 1.9 2.0 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.6 0.6 0.7 0.8 0.9 0.9 Convenience stores 12.0 11.9 11.2 9.6 8.7 9.2 Crafts and novelties 0.8 0.6 0.7 0.6 0.6 0.6 Diversified industrial 0.6 0.7 0.8 0.9 0.9 0.8 Dollar stores 8.1 7.3 7.5 7.9 8.6 8.9 Drug stores 9.1 9.0 10.2 10.9 11.2 10.6 Education 0.2 0.2 0.3 0.3 0.3 0.3 Electric utilities 0.1 0.1 0.1 0.1 0.1 0.1 Entertainment 0.3 0.4 0.4 0.4 0.5 0.5 Equipment services 0.4 0.4 0.4 0.4 0.6 0.5 Financial services 2.0 2.1 2.3 2.4 1.8 1.7 Food processing 0.8 0.6 0.5 0.6 1.1 1.2 General merchandise 3.0 2.5 2.3 2.0 1.8 1.7 Government services 0.7 0.8 0.9 1.0 1.1 1.2 Grocery stores 5.0 4.9 5.0 4.4 3.1 3.0 Health and beauty 0.2 0.3 0.2 * * * * Less than 0.1% Q2 2020 Supplemental Operating & Financial Data 18

Industry Diversification (Cont'd) Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended June 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2020 2019 2018 2017 2016 2015 Health and fitness 7.1% 7.5% 7.4% 7.5% 8.1% 7.7 % Health care 1.6 1.4 1.5 1.4 1.5 1.7 Home furnishings 0.8 0.7 0.8 0.9 0.8 0.9 Home improvement 2.9 3.0 3.0 2.6 2.5 2.4 Machinery 0.1 0.1 0.1 0.1 0.1 0.1 Motor vehicle dealerships 1.6 1.9 1.9 2.1 1.9 1.6 Office supplies 0.2 0.2 0.2 0.2 0.3 0.3 Other manufacturing 0.6 0.6 0.7 0.8 0.8 0.7 Packaging 1.0 1.0 1.1 1.0 0.8 0.8 Paper 0.1 0.1 0.1 0.1 0.1 0.1 Pet supplies and services 0.8 0.5 0.5 0.6 0.6 0.7 Restaurants - casual dining 3.0 3.2 3.2 3.8 3.9 3.8 Restaurants - quick service 4.8 6.2 5.7 5.1 4.9 4.2 Shoe stores 0.2 0.3 0.5 0.6 0.7 0.7 Sporting goods 0.8 0.9 1.1 1.4 1.6 1.8 Telecommunications 0.5 0.5 0.6 0.6 0.6 0.7 Theaters 6.3 6.3 5.5 5.0 4.9 5.1 Transportation services 4.2 4.6 5.0 5.4 5.5 5.4 Wholesale clubs 2.5 2.7 3.0 3.3 3.6 3.8 Other 0.1 0.6 0.8 0.8 0.9 1.0 Total U.S. 96.9% 98.7% 100% 100% 100% 100 % U.K. Grocery stores 3.0 1.3 — — — — Health care 0.1 — — — — — Theaters * * — — — — Total U.K. 3.1% 1.3% — % — % — % — % Totals 100% 100% 100% 100% 100% 100% * Less than 0.1% Q2 2020 Supplemental Operating & Financial Data 19

Geographic Diversification

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended June 30, 2020 [(1)]	Percentage of Rental Revenue
Alabama	227	98 %	2,148,400	$ 7,796	2.0 %
Alaska	3	100	274,600	536	0.1
Arizona	153	99	2,085,300	8,825	2.3
Arkansas	102	99	1,183,200	3,472	0.9
California	231	99	6,643,800	34,210	8.8
Colorado	100	96	1,582,900	5,943	1.5
Connecticut	21	90	1,378,200	4,088	1.0
Delaware	19	100	101,400	690	0.2
Florida	432	98	4,697,800	20,648	5.3
Georgia	300	98	4,612,100	14,476	3.7
Idaho	14	93	103,200	441	0.1
Illinois	296	98	6,396,500	22,230	5.7
Indiana	204	99	2,565,600	10,499	2.7
Iowa	45	100	2,443,200	4,414	1.1
Kansas	122	96	2,256,800	6,251	1.6
Kentucky	93	100	1,826,100	5,358	1.4
Louisiana	137	96	1,905,500	6,177	1.6
Maine	27	100	277,800	1,473	0.4
Maryland	38	100	1,494,000	6,449	1.7
Massachusetts	59	95	942,800	4,529	1.2
Michigan	223	100	2,610,800	9,322	2.4
Minnesota	172	99	2,326,800	11,108	2.9
Mississippi	187	98	2,021,800	5,657	1.5
Missouri	187	96	3,019,600	9,493	2.4

[(1)] Includes rental revenue for all properties owned at June 30, 2020. Excludes revenue of $1 from sold properties and rental revenue (reimbursable) of $20,964.

Q2 2020 Supplemental Operating & Financial Data

20

Geographic Diversification (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended June 30, 2020 (1)	Percentage of Rental Revenue
Montana	12	100 %	89,100	$ 536	0.1 %
Nebraska	62	97	866,400	2,274	0.6
Nevada	24	96	1,196,900	2,153	0.5
New Hampshire	14	100	321,500	1,464	0.4
New Jersey	79	99	1,252,000	7,622	2.0
New Mexico	60	100	504,200	2,002	0.5
New York	139	98	3,028,600	16,532	4.2
North Carolina	202	99	3,334,500	11,236	2.9
North Dakota	8	100	126,900	336	0.1
Ohio	342	98	6,731,800	17,311	4.4
Oklahoma	191	98	2,377,600	8,145	2.1
Oregon	30	100	644,600	2,278	0.6
Pennsylvania	223	100	2,265,900	9,127	2.3
Rhode Island	3	100	158,000	815	0.2
South Carolina	179	97	1,811,000	8,408	2.2
South Dakota	23	96	258,500	683	0.2
Tennessee	260	99	3,850,400	11,892	3.1
Texas	804	99	11,630,800	41,467	10.7
Utah	23	100	949,700	2,339	0.6
Vermont	1	100	65,500	191	*
Virginia	219	99	3,357,000	10,994	2.8
Washington	50	98	913,400	3,726	1.0
West Virginia	36	100	528,100	1,854	0.5
Wisconsin	128	98	3,106,200	9,003	2.3
Wyoming	9	100	63,900	379	0.1
Puerto Rico	4	100	28,300	150	*
U.K.	24	100	2,058,800	12,234	3.1
Totals/Average	6,541	98 %	106,417,800	$ 389,236	100 %

* Less than 0.1%

(1) Includes rental revenue for all properties owned at June 30, 2020. Excludes revenue of $1 from sold properties and rental revenue (reimbursable) of $20,964.

Q2 2020 Supplemental Operating & Financial Data

21

Property Type Composition (dollars in thousands) Percentage of Rental Percentage of Rental Revenue for the Revenue for the Annualized Revenue Approximate Leasable Quarter Ended Quarter Ended from Investment Grade Property Type Number of Properties Square Feet (1) June 30, 2020 (2) June 30, 2020 Tenants (3) Retail 6,364 76,343,300 $ 326,516 83.9% 43.9 % Industrial 119 26,714,300 42,344 10.9 80.2 Office 43 3,175,700 13,660 3.5 86.7 Agriculture 15 184,500 6,716 1.7 — Totals 6,541 106,417,800 $ 389,236 100.0% 48.5% (1) Includes leasable building square footage. Excludes 3,300 acres of leased land categorized as agriculture at June 30, 2020. (2) Includes rental revenue for all properties owned at June 30, 2020. Excludes revenue of $1 from sold properties and rental revenue (reimbursable) of $20,964. (3) Refer to footnote 3 on page 16 for our definition of investment grade tenants. Q2 2020 Supplemental Operating & Financial Data 22

Same Store Rental Revenue (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Second Quarter 2020

Same Store Rental Revenue

Number of Properties		5,539
Square Footage		86,741,825
Q2 2020	$	315,655
Q2 2019	$	317,022
Decrease (in dollars)	$	(1,367)
Decrease (percent)		(0.4)%

Top 3 Industries Contributing to the Change

Industry		Quarter Ended June 30, 2020		Quarter Ended June 30, 2019		Net Change	% Change by Industry
Restaurants - quick service	$	17,724	$	20,509	$	(2,785)	(13.6)%
Restaurants - casual dining		10,153		10,579		(426)	(4.0)%
Health care - U.S.		4,955		4,534		421	9.3 %

Year-to-Date 2020

Same Store Rental Revenue

Number of Properties		5,539
Square Footage		86,741,825
YTD 2020	$	635,566
YTD 2019	$	636,678
Decrease (in dollars)	$	(1,112)
Decrease (percent)		(0.2)%

Top 3 Industries Contributing to the Change

Industry		Six Months Ended June 30, 2020		Six Months Ended June 30, 2019		Net Change	% Change by Industry
Restaurants - quick service	$	38,765	$	41,416	$	(2,651)	(6.4)%
Motor vehicle dealerships		12,027		13,550		(1,523)	(11.2)%
Sporting goods		5,518		6,098		(580)	(9.5)%

Our calculation of same store rental revenue includes $12.9 million of rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB). Our calculation of same store rental revenue also includes $35.9 million of uncollected rent from the second quarter of 2020 for which we have not granted a lease concession. As of June 30, 2020, we deemed collection of $48.8 million of unpaid rent as probable over the existing lease term. If these applicable amounts of rent deferrals and uncollected rent were excluded from our calculation of same store rental revenue, the decreases for the second quarter and first six months of 2020 would have been (14.1)% and (6.5)%, respectively. See page 28 for the accounting treatment of COVID-19 rent deferrals.

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,

(ii) under development or redevelopment, or

(iii) involved in eminent domain and rent was reduced.

Rental revenue amounts presented in our same store rent calculation exclude straight-line rent, the amortization of above and below-market leases, and reimbursements from tenants for recoverable real estate taxes and operating expenses.

Q2 2020 Supplemental Operating & Financial Data 23

Same Store Rental Revenue (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Same Store Rental Revenue by Property Type

Second Quarter 2020

Property Type		Quarter Ended June 30, 2020		Quarter Ended June 30, 2019		Net Change	% Change by Property Type
Industrial	$	36,563	$	36,403	$	160	0.4 %
Retail		260,275		262,310		(2,035)	(0.8)%
Agriculture		5,612		5,543		69	1.2 %
Office		13,205		12,766		439	3.4 %
Total	$	315,655	$	317,022	$	(1,367)	(0.4)%

Year-to-Date 2020

Property Type		Six Months Ended June 30, 2020		Six Months Ended June 30, 2019		Net Change	% Change by Property Type
Industrial	$	73,036	$	72,390	$	646	0.9 %
Retail		524,894		527,284		(2,390)	(0.5)%
Agriculture		11,224		11,086		138	1.2 %
Office		26,412		25,918		494	1.9 %
Total	$	635,566	$	636,678	$	(1,112)	(0.2)%

Reconciliation of Same Store Rental Revenue to Rental Revenue (including reimbursable)

		Quarter Ended				Six Months Ended		
		June 30, 2020		June 30, 2019		June 30, 2020		June 30, 2019
Same store rental revenue	$	315,655	$	317,022	$	635,566	$	636,678
Straight-line rent		6,319		6,869		14,173		11,731
Amortization of above and below-market leases		(7,773)		(4,365)		(15,871)		(8,504)
Tenant reimbursements		20,964		16,405		41,330		33,751
Revenue from excluded properties [1]		75,036		28,321		147,160		44,633
Rental revenue (including reimbursable)	$	410,201	$	364,252	$	822,358	$	718,289

[1] See Same Store Pool Defined on page 23.

Q2 2020 Supplemental Operating & Financial Data

24

Occupancy By Property Change in Occupancy Occupied Properties 6,440 Vacant Properties at 3/31/2020   97 Total Properties 6,541 Occupancy 98.5 % Expiration Activity (1) + 81 Leasing Activity (2) - 65 By Square Footage Vacant Disposition Activity (3) - 12 Occupied Square Footage 104,396,090 Total Square Footage 106,417,842 Vacant Properties at 6/30/2020   101 Occupancy 98.1% (1) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. (Economic Occupancy) By Rental Revenue (2) Includes 60 expirations that were re-leased to the same tenants without Quarterly Cash Rental Revenue $ 392,972,397 vacancy, two that were re-leased to new tenants without a period of vacancy, and three that were re-leased to new tenants after a period of vacancy. See Quarterly Cash Vacant Rental Revenue (1) $ 6,209,754 page 26 for additional detail on re-leasing activity. (3) Occupancy 98.4% Includes ten properties that were vacant at the beginning of the quarter. (1) Based on contractual monthly rents received immediately preceding the date of vacancy. Occupancy by Number of Properties Q2 2020 Supplemental Operating & Financial Data 25

Leasing Activity (dollars in thousands) Re-leased to New Tenant Allocation Based on Number of Leases Re-leased to Without After a Period Re-leasing Q2 2020 Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 13,977 $ 331 $ 820 $ 15,128 New Cash Rents* $ 14,478 $ 235 $ 621 $ 15,334 Recapture Rate 103.6% 71.0% 75.7% 101.4 % Number of Leases 60 2 3 65 Average Months Vacant — — 7.9 0.4 Lease Incentives(1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 1.0 % Re-leased to New Tenant Re-leased to Without After a Period Re-leasing Year-to-Date Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 28,753 $ 3,298 $ 1,073 $ 33,124 New Cash Rents* $ 29,805 $ 2,445 $ 902 $ 33,152 Recapture Rate 103.7% 74.1% 84.1% 100.1 % Number of Leases 150 3 5 158 Average Months Vacant — — 12.7 0.4 Lease Incentives(1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 2.1% (1) Lease incentives are defined as capital outlays made on behalf of a tenant that are specific to the tenant’s use and benefit, and are not capitalized as improvements to the property. Q2 2020 Supplemental Operating & Financial Data 26

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 9.0 years.

Total Portfolio [1]					
	Expiring Leases		Approx. Leasable	Rental Revenue for the Quarter Ended	% of Rental
Year	Retail	Non-Retail	Sq. Feet	June 30, 2020	Revenue
2020	66	8	1,433,500	$ 3,824	1.0 %
2021	357	14	3,280,200	12,381	3.2
2022	412	22	8,899,800	20,176	5.2
2023	549	23	10,227,100	30,864	8.0
2024	411	16	7,076,900	22,793	5.9
2025	475	19	7,932,400	28,146	7.3
2026	328	4	5,185,200	17,853	4.6
2027	564	6	7,310,600	23,785	6.1
2028	442	14	10,394,400	27,513	7.1
2029	533	6	9,088,100	29,230	7.5
2030	258	14	5,003,500	23,384	6.0
2031	315	26	6,844,700	29,223	7.5
2032	135	4	3,799,400	15,155	3.9
2033	283	3	3,682,900	18,661	4.8
2034	322	1	4,548,400	28,012	7.2
2035 - 2045	890	5	9,596,600	57,219	14.7
Totals	6,340	185	104,303,700	$ 388,219	100.0 %

[1] This table sets forth the timing of remaining lease term expirations in our portfolio and their contribution to rental revenue for the quarter ended June 30, 2020. The lease expirations for leases under construction are based on the estimated date of completion of those projects. Excludes revenue of $1,017 from expired leases, $1 from sold properties, and rental revenue (reimbursable) of $20,964 at June 30, 2020. Leases on our multi-tenant properties are counted separately in the table above.

Q2 2020 Supplemental Operating & Financial Data 27

Summary of COVID-19 Impact

REALTY INCOME
The Monthly Dividend Company®

The COVID-19 pandemic and the measures taken to limit the spread are negatively impacting the economy, including the industries in which some of our tenants operate. These impacts are likely to continue and may increase in severity as the duration of the pandemic lengthens. As a result, we continue to work diligently with our tenants affected by the pandemic to understand their financial liquidity in regard to their lease obligations to us.

On April 9, 2020 we withdrew our 2020 guidance that was provided on February 19, 2020 due the ongoing uncertainty regarding the impact of the COVID-19 pandemic and measures taken to limit its spread. We are reinstating guidance relating to our acquisition volume, which we currently estimate at $1.25 - $1.75 billion for 2020. We continue to evaluate the impacts of the COVID-19 pandemic on our business as the situation continues to evolve.

Percentages of Contractual Rent Collected by Month as of July 31, 2020

	Month Ended April 30, 2020	Month Ended May 31, 2020	Month Ended June 30, 2020	Quarter Ended June 30, 2020	Month Ended July 31, 2020
Contractual rent collected[(1)] across total portfolio	88.4%	84.9%	86.1%	**86.5%**	91.5%
Contractual rent collected[(1)] from top 20 tenants[(2)]	83.0%	82.1%	82.5%	**82.5%**	90.7%
Contractual rent collected[(1)] from investment grade tenants[(3)]	100.0%	98.4%	98.9%	**99.1%**	100.0%

(1) Contractual rent is the aggregate cash amount charged to tenants inclusive of monthly base rent receivables. U.K. rent (which is payable in pounds Sterling) was converted at the exchange rate in effect on May 1, 2020 for rents collected for the month of April 2020, on June 1, 2020 for rents collected for the month of May 2020, on July 1, 2020 for rents collected for the month of June 2020, and on July 31, 2020 for rents collected for the month of July 2020.

(2) We define top 20 tenants as our 20 largest tenants based on percentage of total portfolio annualized contractual rental revenue as of the last day of such period.

(3) We define investment grade tenants as tenants with a credit rating, and tenants that are subsidiaries or affiliates of companies with a credit rating, of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch).

Accounting Treatment of Rent Deferrals

The majority of the concessions granted to our tenants as a result of the COVID-19 pandemic have been rent deferrals with the original lease term unchanged. In these cases, we have currently determined that the collection of substantially all rent payments is probable. Our accounting policy establishes that rent collection must be probable for lease revenue recognition and does not provide for partial reserving. On April 8, 2020, the FASB staff and FASB board members discussed questions about the accounting for COVID-19 related rent concessions under Topic 842, Leases. The FASB staff suggested, and FASB board members agreed, that in the context of the COVID-19 crisis, for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. Since the majority of our deferrals qualify under the practical expedient, we do not expect rental revenue used to calculate Net Income and Nareit FFO to be significantly impacted by deferrals. AFFO has not been adjusted for COVID-19 rent deferrals recognized under GAAP where we have determined that collection is probable.

Q2 2020 Supplemental Operating & Financial Data

28

Rent Collections by Industry

REALTY INCOME
The Monthly Dividend Company®

	Percentage of Total Contractual Rent Due				Percentage of Total Contractual Rent Collected as of:			
	July 2020 (1)	June 2020 (1)	May 2020 (1)	April 2020 (1)	July 2020 (1)	June 2020 (1)	May 2020 (1)	April 2020 (1)
U.S.								
Aerospace	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%
Apparel stores	1.3	1.3	1.3	1.2	1.3	1.1	0.9	1.2
Automotive collision services	1.1	1.0	1.0	1.0	1.1	1.0	1.0	1.0
Automotive parts	1.6	1.6	1.6	1.6	1.5	1.6	1.6	1.6
Automotive service	2.5	2.5	2.5	2.5	2.3	1.9	2.0	2.5
Automotive tire services	2.0	2.0	2.0	2.1	2.0	1.9	1.7	2.1
Beverages	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0
Child care	2.2	2.1	2.2	2.1	1.8	1.6	0.7	1.6
Consumer electronics	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3
Consumer goods	0.6	0.6	0.6	0.6	0.6	0.6	0.6	0.6
Convenience stores	12.2	12.1	12.0	12.1	12.1	12.0	11.9	12.0
Crafts and novelties	0.8	0.8	0.7	0.7	0.8	0.8	0.7	0.6
Diversified industrial	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7
Dollar stores	7.9	7.9	7.9	7.9	7.9	7.9	7.9	7.9
Drug stores	8.5	8.5	8.5	8.6	8.5	8.5	8.5	8.6
Education	0.2	0.2	0.2	0.2	0.1	0.2	0.2	0.2
Electric utilities	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Entertainment	0.3	0.3	0.3	0.3	0.1	0.1	0.2	0.3
Equipment services	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Financial services	1.9	1.9	1.9	1.9	1.9	1.9	1.9	1.9
Food processing	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7
General merchandise	2.8	2.8	2.8	2.8	2.8	2.8	2.8	2.8
Government services	0.7	0.7	0.7	0.7	0.7	0.7	0.6	0.6
Grocery stores	5.0	5.1	5.1	5.1	5.0	5.1	5.1	5.1
Health and beauty	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2
Health and fitness	7.1	7.1	7.2	7.2	6.3	3.0	3.5	3.6

(1) Contractual rent is the aggregate cash amount charged to tenants inclusive of monthly base rent receivables. U.K. rent (which is payable in pounds Sterling) was converted at the exchange rate in effect on May 1, 2020 for rents collected for the month of April 2020, on June 1, 2020 for rents collected for the month of May 2020, on July 1, 2020 for rents collected for the month of June 2020, and on July 31, 2020 for rents collected for the month of July 2020.

Q2 2020 Supplemental Operating & Financial Data

29

Rent Collections by Industry (cont'd)

REALTY INCOME
The Monthly Dividend Company®

	Percentage of Total Contractual Rent Due				Percentage of Total Contractual Rent Collected as of:			
	July 2020 (1)	June 2020 (1)	May 2020 (1)	April 2020 (1)	July 2020 (1)	June 2020 (1)	May 2020 (1)	April 2020 (1)
U.S. (continued)								
Health care	1.6%	1.6%	1.6%	1.6%	1.6%	1.6%	1.6%	1.6%
Home furnishings	0.8	0.8	0.8	0.9	0.7	0.7	0.4	0.5
Home improvement	2.9	2.9	2.9	2.9	2.9	2.9	2.9	2.9
Machinery	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Motor vehicle dealerships	1.6	1.6	1.6	1.6	1.6	1.6	1.6	1.6
Office supplies	0.2	0.2	0.2	0.2	0.1	0.1	0.1	0.1
Other manufacturing	0.6	0.6	0.6	0.6	0.5	0.5	0.5	0.6
Packaging	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9
Paper	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Pet supplies and services	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7
Restaurants - casual dining	3.1	3.1	3.1	3.1	2.7	2.7	2.5	2.7
Restaurants - quick service	5.7	5.7	5.7	5.7	5.0	4.8	4.5	5.3
Shoe stores	0.2	0.2	0.2	0.2	*	*	*	0.2
Sporting goods	0.8	0.8	0.8	0.8	0.8	0.6	0.8	0.8
Telecommunications	0.5	0.5	0.5	0.5	0.5	0.5	0.5	0.5
Theaters	5.9	6.0	5.9	6.0	0.9	—	0.2	0.2
Transportation services	4.2	4.2	4.2	4.2	4.2	4.2	4.2	4.2
Wholesale clubs	2.4	2.4	2.4	2.4	2.4	2.4	2.4	2.4
Other	0.1	0.2	0.2	0.2	0.1	0.1	0.1	0.1
Total U.S.	96.2%	96.2%	96.1%	96.4%	87.7%	82.3%	81.0%	84.8%
U.K.								
Grocery stores	3.7	3.7	3.8	3.5	3.7	3.7	3.8	3.5
Theaters	*	*	*	*	—	—	—	—
Health care	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Total U.K.	3.8%	3.8%	3.9%	3.6%	3.8%	3.8%	3.9%	3.6%
Totals	100.0%	100.0%	100.0%	100.0%	91.5%	86.1%	84.9%	88.4%

* Less than 0.1%

(1) Contractual rent is the aggregate cash amount charged to tenants inclusive of monthly base rent receivables. U.K. rent (which is payable in pounds Sterling) was converted at the exchange rate in effect on May 1, 2020 for rents collected for the month of April 2020, on June 1, 2020 for rents collected for the month of May 2020, on July 1, 2020 for rents collected for the month of June 2020, and on July 31, 2020 for rents collected for the month of July 2020.

Q2 2020 Supplemental Operating & Financial Data 30

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
Berenberg	Nate Crossett	nate.crossett@berenberg-us.com	(646) 949-9030
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Christy McElroy	christy.mcelroy@citi.com	(212) 816-6981
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
Deutsche Bank	Shivani Sood	shivani.sood@db.com	(212) 250-4617
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
	Jonathan Petersen	jpetersen@jefferies.com	(212) 284-1705
	Brandon Travis	btravis@jefferies.com	(212) 778-8743
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Nikita Bely	nikita.bely@jpmorgan.com	(212) 622-0695
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Marnie Georges	marnie.georges@raymondjames.com	(727) 567-2638
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650
	Brian Hawthorne	brian.hawthorne@rbccm.com	(440) 715-2653
Scotiabank	Nicholas Yulico	nicholas.yulico@scotiabank.com	(212) 225-6904
	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
	Moshe Levin	levinm@stifel.com	(443) 224-1264
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q2 2020 Supplemental Operating & Financial Data 31